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Exhibit 23.02






                        Consent of Independent Auditors
                        _______________________________


To the Board of Directors
   GiveMePower Corporation

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated September 20, 2001 relating to the consolidated financial statements of GiveMePower Corporation for the year ended June 30, 2001 appearing in the Company's Form SB-2/A dated October 5, 2001.

June 24, 2002

  /s/ Malone & Bailey, PLLC

Malone & Bailey, PLLC
www.malone-bailey.com
Houston, Texas





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